Exhibit 10.5

CONFIDENTIAL

SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT

Weiwei Jie

Yanliang Han

Anhui Avi-Trip Technology Co., Ltd.

Jie Run Consulting Management (Shenzhen) Co., Ltd.

FEBRUARY 16，2016

SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT

This SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT (this “AGREEMENT”) is entered into as of FEBRUARY 16, 2016 by and among the following Parties:

(1) YANLIANG HAN

IDENTITY CARD NUMBER: 342401198410025951

(2) WEIWEI JIE

IDENTITY CARD NUMBER: 34240119890802646X

(3) Anhui Avi-Trip Technology Co., Ltd. ( "AVI TRIP")

(4) Jie Run Consulting Management (Shenzhen) Co., Ltd. (“Jie Run”)

(The above parties shall hereinafter be individually referred to as a “PARTY” and collectively, “PARTIES”. Yanliang Han, Weiwei Jie shall hereinafter be individually referred to as a “PERSONAL SHAREHOLDER” and collectively, “PERSONAL SHAREHOLDERS”, Personal Shareholders and AVI TRIP shall hereinafter be individually referred to as a “SHAREHOLDER” and collectively, “SHAREHOLDERS”.)

WHEREAS:

1. As of the date of this Agreement, YANLIANG HAN and WEIWEI JIE are the enrolled shareholders of AVI TRIP, legally holding all the equity in AVI TRIP, of which Yanliang Han holding 40% interest, Weiwei Jie holding 60%.

2. The Shareholders intend to severally entrust the individual designated by JIE RUN with the exercises of their voting rights in Target Company (as defined below) while JIE RUN is willing to designate such an individual.

The Parties hereby have reached the following agreement upon friendly consultations:

ARTICLE 1 VOTING RIGHTS ENTRUSTMENT

1.1 Under this Agreement, “TARGET COMPANY” shall mean, to Yanliang Han ,Weiwei Jie and AVI TRIP.

1.2 The Shareholders hereby irrevocably undertake to respectively sign the Entrustment Letter after execution of the Agreement to respectively entrust the personnel designated by JIE RUN (“TRUSTEES”) to exercise the following rights enjoyed by them as shareholders of Target Company in accordance with the then effective articles of association of Target Company (collectively, the “ENTRUSTED RIGHTS”):

(1) Proposing to convene and attending shareholders’ meetings of Target Company as proxy of the Shareholders according to the articles of association of Target Company;

(2) Exercising voting rights as proxy of the Shareholders, on issues discussed and resolved by the shareholders’ meeting of Target Company, including but not limited to the appointment and election for the directors, general manager and other senior management personnel of Target Company.

The above authorization and entrustment is granted subject to the status of trustees as PRC citizens and the approval by JIE RUN. Upon and only upon written notice of dismissing and replacing Trustee(s) given by JIE RUN to the Shareholders, the Shareholders shall promptly entrust another PRC citizen then designated by JIE RUN to exercise the above Entrusted Rights, and once new entrustment is made, the original entrustment shall be replaced; the Shareholders shall not cancel the authorization and entrustment of the Trustee(s) otherwise.

1.3 The Trustees shall perform the entrusted obligation within the scope of entrustment in due care and prudence and in compliance with laws; the Shareholders acknowledge and assume relevant liabilities for any legal consequences of the Trustees’ exercise of the foregoing Entrusted Rights.

1.4 The Shareholders hereby acknowledge that the Trustees are not required to seek advice from the Shareholders prior to their respective exercise of the foregoing Entrusted Rights. However, the Trustees shall inform the Shareholders in a timely manner of any resolution or proposal on convening interim shareholders’ meeting after such resolution or proposal is made.

ARTICLE 2 RIGHT TO INFORMATION

2.1 For the purpose of exercising the Entrusted Rights under this Agreement, the Trustees are entitled to know the information with regard to Target Company’s operation, business, clients, finance, staff, etc., and shall have access to relevant materials of Target Company. Target Company shall adequately cooperate with the Trustees in this regard.

ARTICLE 3 EXERCISE OF ENTRUSTED RIGHTS

3.1 The Shareholders will provide adequate assistance to the exercise of the Entrusted Rights by the Trustees, including execution of the resolutions of the shareholders’ meeting of Target Company or other pertinent legal documents made by the Trustee when necessary (e.g., when it is necessary for examination and approval of or registration or filing with governmental departments).

3.2 If at any time during the term of this Agreement, the entrustment or exercise of the Entrusted Rights under this Agreement is unenforceable for any reason except for default of any Shareholder or Target Company, the Parties shall immediately seek a most similar substitute for the unenforceable provision and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.

ARTICLE 4 EXEMPTION AND COMPENSATION

4.1 The Parties acknowledge that JIE RUN shall not be requested to be liable for or compensate (monetary or otherwise) other Parties or any third party due to exercise of Entrusted Rights by the Trustees designated by JIE RUN under this Agreement.

4.2 Target Company and the Shareholders agree to compensate JIE RUN for and hold it harmless against all losses incurred or likely to be incurred by it due to exercise of the Entrusted Rights by the Trustees designated by JIE RUN, including without limitation any loss resulting from any litigation, demand arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities.

However, the Shareholders and Target Company will not compensate for losses incurred due to willful misconduct or gross negligence of JIE RUN.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

5.1 Each of the Personal Shareholders hereby severally and jointly represents and warrants that:

5.1.1 Each of the Personal Shareholders is a PRC citizen with full capacity and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

5.1.2 Each of the Personal Shareholders has full right and authorization to execute and deliver this Agreement and other documents that are related to the transaction referred to herein and to be executed by them. They have full right and authorization with respect to consummate the transaction referred to herein.

5.1.3 This Agreement shall be executed and delivered by the Personal Shareholders lawfully and properly. This Agreement constitutes the legal and binding obligations on them and is enforceable on them in accordance with its terms and conditions hereof.

5.1.4 The Personal Shareholders are enrolled and legal shareholders of Target Company as of the effective date of this Agreement, and except the rights created by this Agreement, the Option Agreement entered into by JIE RUN, Target Companies and them on FEBRUARY 16, 2016 (the “OPTION AGREEMENT”), as well as the Equity Pledge Agreement entered into by JIE RUN and Target Company and them on FEBRUARY 16, 2016, (the “EQUITY PLEDGE AGREEMENT”), there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of Target Company.

5.1.5 Considering the fact that according to Equity Pledge Agreement, considering the fact that Personal Shareholders will set aside all the equity interest held thereby in relevant Target Company as security to secure the performance by them of their obligations under the Option Agreement entered into between them respectively and JIE RUN as of FEBRUARY 16, 2016, Personal Shareholders undertake to make full and due performance of the obligations under Option Agreement during the valid term of this Agreement, and they will not be in conflict with any stipulation under Option Agreement, which are likely to have impact on the exercise of he Entrusted Rights the Trustees under this Agreement.

5.1.6 Considering the facts that the Target Company entered into the Exclusive Agreement (the “SERVICE AGREEMENT”) on FEBRUARY 16, 2016 with JIE RUN, the Option Agreement with JIE RUN and the Shareholders on FEBRUARY 16，2016, and that the Shareholders of Target Company will set aside all equity interest held thereby in Target Company as security to secure the performance of the contractual obligations under the above two agreements by Target Company, the Personal Shareholders undertake to, during the valid term of this Agreement, procure the full and due performance of Target Company of any and all its obligations under the Service Agreement, the Option Agreement, and warrant that no adverse impact on the exercise of the Entrusted Rights hereunder by the Trustees will be incurred due to the breach of the Exclusive Service Agreement, Option Agreement by Target Company.

5.2 JIE RUN (excluding the person designated by it) hereby represents and warrants that:

5.2.1 it is a company with limited liability properly registered and legally existing under PRC laws, with an independent corporate legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

5.2.2 it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

5.3 Target Company other than AVI TRIP hereby in respect of themselves respectively represents and warrants that:

5.3.1 it is a company with limited liability properly registered and legally existing under PRC laws, with an independent legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

5.3.2 it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

5.3.3 the Shareholders are enrolled shareholders as of the effective date of this Agreement, legally holding their respective equity interests. Except rights created by this Agreement, the Equity Pledge Agreement and the Option Agreement, there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of Target Company.

5.3.4 Considering the Service Agreement and the Option Agreement signed by Target Company and JIE LUN, the Shareholders of Target Company will, during the valid term of this Agreement, set aside all the equity interest held thereby in Target Company as security to secure the performance of the contractual obligations by Target Company, , and warrant that no adverse impact on the exercise of the Entrusted Rights hereunder by the Trustees will be incurred due to the breach of the Exclusive Service Agreement, the Option Agreement by Target Company.

5.4 AVI TRIP hereby in respect of itself represents and warrants that:

5.4.1 it is a company with limited liability properly registered and legally existing under PRC laws, with an independent legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

5.4.2 it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

5.4.3 As of the effective date of this Agreement, Yanliang Han and Weiwei Jie are enrolled shareholders, legally holding the equity interest in AVI TRIP. Except rights created by this Agreement, the Equity Pledge Agreement and the Option Agreement, in respect of AVI TRIP, there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights according to the then effective articles of association of AVI TRIP.

5.4.4 As of the effective date of this Agreement and in respect of Target Company in which it holds equity interest, it is enrolled shareholder. Except rights created by this Agreement, the Option Agreement and the Equity Pledge Agreement, there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights according to the then effective articles of association of Target Company.

5.4.5 Considering the fact that according to the Equity Pledge Agreement, it shall set aside all equity interest held thereby in relevant Target Company as security to secure the performance of its obligations under the Option Agreement. AVI TRIP undertakes to make full and due performance of the Option Agreement during the valid term of this Agreement and that it will not be in conflict with any term under the Option Agreement, which may have impact on the exercise of the Entrusted Rights by the Trustees under this Agreement.

5.4.6 Considering the fact that according to the Equity Pledge Agreement, that Shareholders of Target Company will set aside all the equity interest held thereby in Target Company as security to secure the performance of the contractual obligations by Target Company under the Exclusive Service Agreement, Option Agreement, AVI TRIP undertakes to, during the valid term of this Agreement, procure the full and due performance of any and all obligations under the Exclusive Service Agreement and Option Agreement by the Target Company in which it holds equity interest, and warrants that no adverse impact on the exercise of the Entrusted Rights hereunder by the Trustees will be incurred due to breaching the Exclusive Service Agreement, or Option Agreement by Target Company.

ARTICLE 6 TERM OF AGREEMENT

6.1 This Agreement takes effect from the date of due execution of all the Parties hereto, with the valid term of twenty (20) years, unless terminated in advance by written agreement of all the Parties or according to Article 8.1 of this Agreement. This Agreement shall automatically renew for another one (1) year when the term (whether original or extended, if applicable) of this Agreement is due, unless JIE RUN gives a thirty-day (30) notice in writing to the other Parties of the cancellation of such renewal.

6.2 In case that a Shareholder transfers all of the equity interest held by it in Target Company with prior consent of JIE RUN, such Shareholder shall no longer be a Party to this Agreement whilst the obligations and commitments of the other Parties under this Agreement shall not be adversely affected thereby.

ARTICLE 7 NOTICE

7.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

7.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile or telex, or (ii) it is delivered if delivered in person, or (iii) when five (5) days have elapsed after posting the same if posted by mail.

ARTICLE 8 DEFAULT LIABILITY

8.1 The Parties agree and confirm that, if any of the Parties (the “DEFAULTING PARTY”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (a “DEFAULT”). In such event any of the other Parties without default (a “NON-DEFAULTING PARTY”) who incurs losses arising from such a Default shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then the relevant Non-defaulting Party shall be entitled to choose at its discretion to (1) terminate this Agreement and require the Defaulting Party to indemnify all damages, or (2) require specific performance by the Defaulting Party of this Agreement and indemnification against all damages.

8.2 Without limiting the generality of Article 8.1 above, any breach by any Shareholder of the Option Agreement or Equity Pledge Agreement shall be deemed as having constituted the breach by such Shareholder of this Agreement; any breach by Target Company of the Exclusive Service Agreement or Option Agreement shall be deemed as having constituted the breach by Target Company of this Agreement.

8.3 The Parties agree and confirm, the Shareholders or Target Company shall not request the termination of this Agreement for whatsoever reason and under whatsoever circumstance, except otherwise stipulated by laws or this Agreement.

8.4 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 9 MISCELLANEOUS

9.1 This Agreement shall be prepared in Chinese language in four (4) original copies, with each involved Party holding one (1) hereof.

9.2 The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the PRC.

9.3 Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties involved, and if the Parties involved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Guangzhou in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved.

9.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and a Party’s exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies of it.

9.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “PARTY’S RIGHTS”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

9.6 The titles of the Articles contained herein are for reference only, and in no circumstances shall such titles be used for or affect the interpretation of the provisions

9.7 Each provision contained herein shall be severable and independent from each of other provisions. If at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected thereby.

9.8 Upon execution, this Agreement shall replace any other previous legal documents entered into by relevant Parties on the same subject matter.

9.9 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement. Notwithstanding the preceding sentence, considering that the rights and obligations of each Target Company and its Shareholders are independent and severable from each other, in case that the amendment or supplement to this Agreement is intended to have impact upon one of the Target Companies and its Shareholders, such amendment or supplement requires only the approval of JIE RUN, the Target Company and its Shareholder while no consent is necessary from the other Target Companies and their Shareholders (to the extent that the amendment or supplement does not have impact upon such other Shareholders).

9.10 In respect of the Shareholder and Target Company, they shall not assign any of their rights and/or transfer any of their obligations hereunder to any third parties without prior written consent from JIE RUN; JIE RUN shall have the right to assign any of its rights and/or transfer any of its obligations hereunder to any third parties designated by it after giving notice to the Shareholders.

9.11 This Agreement shall be binding on the legal successors of the Parties.

9.12 The rights and obligations of Target Companies are severable and independent, performance of this Agreement by any Shareholder and any Target Company shall not affect the performance by the other Shareholders and other Target Companies.

9.13 Notwithstanding any provision to the contrary in this Agreement, new companies other than the Target Companies and their shareholder(s) can be included as one party to this Agreement by signing the Acknowledgement Letter in the form of this Agreement. The new companies shall enjoy the same rights and assume the same obligations as other Target Companies; the shareholder(s) of the new companies shall enjoy the same rights and assume obligations as the other Shareholders hereunder. Since the rights and obligations of the Target Company and its Shareholder(s) under the Agreement are severable and independent, the participation of the new target companies and their shareholders will not affect the rights and obligations of the original Target Company and its Shareholders, the participation of the new target companies only requires confirmation of JIE RUN by signing. Each of the Target Companies hereby irrevocably and unconditionally agrees to the participation of the new companies and their shareholders, and further confirms that the shareholder(s) of any new target company can entrust the Trustees to exercise the voting rights according to the terms of this Agreement not necessarily with consent of the original Target Companies or their relevant Shareholder(s).

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IN WITNESS HEREOF, the following Parties have caused this Shareholders’ Voting Rights Proxy Agreement to be executed as of the date first here above mentioned.

YANLIANG HAN

Signature by:	/s/ YANLIANG HAN

WEIWEI JIE

Signature by:	/s/ WEIWEI JIE

Anhui Avi-Trip Technology Co., Ltd. (Company chop)

Signed by:	/s/ Ronghua Wang
Name:	Ronghua Wang
Position:	Authorized Representative

Jie Run Consulting Management (Shenzhen) Co., Ltd. (Company chop)

Signed by:	/s/ Lizeng Wan
Name:	Lizeng Wan
Position:	Authorized Representative